SECURITIES AND EXCHANGE COMMISSION

                    Washington, DC  20549


                          FORM 8-K

                       CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

 Date of Report (Date of earliest event reported): November
                          13, 1995


                 MERRY-GO-ROUND ENTERPRISES, INC.
   (Exact Name of Registrant as Specified in its Charter)


Maryland                  1-10491                 52-0913402
(State of               (Commission            (IRS Employer
Incorporation)          File Number)     Identification No.)


3300 Fashion Way, Joppa, Maryland                      21085
(Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area  code:   (410)
538-1000

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Item 5.        Other Events.

I.  Debtor-In-Possession Financing

           The Registrant and two of its subsidiaries, MGR Distribution Corporation, and Worths Stores Corp., as Borrowers, have entered into a First Amendment to Debtor-In-Possession Credit Agreement dated as of November 10, 1995 (the "Amendment") with General Electric Capital Corporation and Citicorp USA, as co-agents and the lenders named therein. The Amendment was approved by the United States Bankruptcy Court for the District of Maryland on November 14, 1995.

I.   Store Closings

          On November 13, 1995, the Registrant announced its decision to close approximately 375 stores and to eliminate the Chess King concept.


Item 7.        Financial Statements and Exhibits

(c)  Exhibits

            99.1  First  Amendment  to  Debtor-In-Possession
Credit Agreement dated             as of November 10, 1995

           99.2  Press  Release Announcing Increase  in  DIP
Financing dated                    November 13, 1995

          99.3 Press Release Announcing Store Closings dated
November 13,                  1995

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                         SIGNATURES

          Pursuant to the requirements of the Securities
Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           MERRY-GO-ROUND ENTERPRISES, INC.

November 16, 1995             By:  /s/ Isaac Kaufman
                              Isaac Kaufman
                              Executive Vice President,
                              Secretary and Treasurer

                                   (Principal Financial
                              Officer)

                        EXHIBIT INDEX

99.1      First  Amendment  to  Debtor-In-Possession  Credit
          Agreement dated as of November 10, 1995

99.2      Press Release Announcing Increase in DIP Financing
dated November 13,            1995

99.3       Press  Release  Announcing Store  Closings  dated
November 13, 1995